Exhibit 10.1

EXCLUSIVE DISTRIBUTION AGREEMENT

Turning Point Brands Canada

-- and –

VPR BRANDS LP

PREPARATION DATE of AGREEMENT

[December 13th, 2023]

EFFECTIVE DATE of AGREEMENT

[January 1st, 2024]

PARTIES

1.	Turning Point Brands Canada. (herein referred to as “Distributor”), a company incorporated in Quebec, Canada (registration number [10233625 Canada Corp.], having its registered and primary place of business as [3166 Boulevard le Corbusier, Laval Quebec, H4L 4S8]; and

2.	VPR BRANDS LP (herein referred to as “Supplier”), a company incorporated in Delaware, USA] (registration number [45-1740671], having its registered and primary place of business as 1141 Sawgrass Corporate Parkway, Sunrise FL 33323

WHEREAS Supplier manufactures and produces, or is a wholesaler of HONEYSTICK brand Vape and/or Smoking products (herein referred to as “Products”), and is willing to grant Distributor the exclusive right to sell and distribute such Products (as defined herein);

THEREFORE, Distributor and Supplier wish to enter into a contract in accordance with the provisions of this Agreement, including exclusivity, territory and term.

AGREEMENT

Now therefore the Parties agree as follows:

1.	Definitions and References to Schedules, except to extent expressly provided otherwise in this Agreement; “Agreement” means this agreement including the Schedules and each Order, and any amendments to this Agreement from time to time;

“Confidential Information” means Supplier Confidential Information and Distributor Confidential Information;

“Business Day” means any weekday, other than a public holiday;

“Business Hours” means the hours through [09:00 EST to 17:00 EST] on a business day;

“Distributor Confidential Information” means

(a)	any information disclosed by (or on behalf of) Distributor to Supplier at any time during the Term of this Agreement, whether disclosed in writing, verbally or otherwise, that at the time of disclosure was marked or described as “confidential” or should have been understood by Supplier (acting reasonably) to be confidential, and;

(b)	the Terms of this Agreement;

“Effective Date” means the date of execution of this Agreement;

“Force Majeure Event” means an event, or series of related events, that is outside the reasonable control of the Party affected (including, failures of the internet or any public communications network, hacker attacks, denial of service attacks, virus or other malicious software attacks or infections, power failures, changes to the law, disasters including floods, fires, riot, war);

“Minimum Term” means, in respect of this Agreement, the period of 36 months beginning on the Effective Date;

“Order” means a binding order between the Parties for the supply and purchase of Products made under this Agreement and agreed between the Parties in accordance with Clause 4;

“Party” refers to either Supplier or Distributor;

“Parties” refers to both Supplier and Distributor;

“Pricing” means the pricing set out in Schedule 3 (subject to the provisions of paragraph 8.3)

“Products” means any HoneyStick branded products that Supplier supplies or agrees in writing to supply to Distributor from time to time, and/OR the products identified in Schedule 1; including white label, cobranded or other products derived from the HoneyStick line

“Schedule” means any schedule attached to the main body of this Agreement;

“Supplier Confidential Information” means:

(a)	any information disclosed by (or on behalf of) Supplier to Distributor at any time during the Term of this Agreement, whether disclosed in writing, verbally or otherwise, that at the time of disclosure was marked or described as “confidential” or should have been understood by Distributor (acting reasonably) to be confidential, and;

(b)	the Terms of this Agreement;

“Term” means the term of this Agreement, commencing in accordance with the Effective Date;

“Territory” means the geographical area set out in Schedule 2.

The Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

2.	Term

2.1	This Agreement shall come into force upon the Effective Date.

2.2	This Agreement shall continue in force for a period of 36 consecutive months. This will be based upon the achievement of minimum sales requirements set out in Schedule 6. Should the agreed upon sales requirements not be achieved on a cumulative rolling 12 months basis, intention to withdraw must be provided in writing by Supplier with at least six (6) months cure period to Distributor.

2.3	Achievement of sales requirements during the Term (cumulatively) will result in automatic extension of this Agreement for two (2) additional years. For greater clarity, cumulatively shall be defined as total sales for the extent of the initial term. Extenuating circumstances that may, from time to time, cause delays and challenges to sales shall be taken into account. For such circumstances, both parties shall agree, in writing, to a percentage acceptable in accordance with the sales requirement. These circumstances are defined as, but not limited to, any act otherwise than what would be normally considered in control of either party. This is defined under section 16 Force Majeurs.

3.	Rights Granted, Appointment and Distribution

3.1	Subject to the terms and conditions of this Agreement, Supplier hereby grants, and shall cause each Supplier Licensor to grant, to Distributor a, royalty-free, fully paid license to use the applicable Licensed Marks in the Territory.

3.2	Supplier hereby grants Distributor an unlimited license to use Supplier’s logo for marketing and sales purposes. This includes granting rights of sublicenses to Distributor and its affiliates and customers.

3.3	Supplier appoints Distributor as its exclusive distributor to distribute Products in the Territory based on the Terms of this Agreement.

3.4	Distributor shall purchase the Products only from Supplier.

3.5	Distributor shall not, without Supplier’s prior written consent, make any promises or guarantees about the Products beyond those contained in the promotional material supplied by Supplier, or otherwise incur any liability on behalf of Supplier.

3.6	Distributor is authorized to solicit orders from, and to sell the Products to retail outlets, resellers, or end-users in the Territory (herein referred to as “Distributor Customers”). Distributor Customers shall consist solely of:

(a)	retail outlets and resellers which sell the Products directly to end-users or retail outlets who purchase Products for their own private use, or resale

(b)	end-users who purchase Products for their own private use, and

Distributor will not partake in liquidation without written consent by Supplier.

4.	Products, Specifications and Purchase Orders

4.1	All Purchase Orders (“PO”s) shall provide a detailed line item with product specifications, quantities and pricing;

4.2	Once Distributor sends PO to Supplier, Supplier must confirm the order in writing within 48 business hours of receipt;

4.3	Supplier product and cost changes must be within demonstrable reason and communicated to Distributor with 60 days notice and agreed upon in writing prior to processing any purchase orders. Any changes in item information (product specifications, price, case quantity, etcetera) could alter the quantity ordered;

4.4	Supplier must notify Distributor of any and/or all back ordered and/or out of stock items at the time of PO confirmation.

4.5	All open PO’s will be closed after 60 consecutive days of original PO date, and any items not fulfilled will be considered cancelled, unless otherwise approved by Distributor purchasing department.

In the event of a change in the legal status causing impairment to Distributor’s ability to sell the Products, or key ingredients within the Products, Supplier agrees to exchange or repurchase such affected Products at the purchase price paid by Distributor. If purchase order is open due to distributor’s failure to pay, then it will remain open until remedied beyond the allotted 60 days.

5.	Distributor’s Undertakings

5.1	Distributor undertakes and agrees with Supplier that at all times during the Term it will:

(a)	use its best endeavours to promote the distribution and sale of the Products in the Territory;

(b)	maintain, on its own account, an inventory of the Products sufficient for Distributor to meet all customer delivery requirements for the Products throughout the Territory;

(c)	keep books of account and records clearly showing all, quotations, transactions and proceedings relating to the Products;

(d)	allow Supplier, within reasonable notice, access to its accounts and records relating to the Products for inspection;

(e)	keep all stocks of the Products which it holds in conditions appropriate for their storage, and provide appropriate security for the Products, its own cost.

5.2	Sales Forecast

5.2.1	Distributor will participate and cooperate with Supplier in a forecast system to provide qualitative and quantitative details of projected sales and purchases by Resellers for a 180 day rolling window. Such forecasts will include quantity and type of Product to be sold, projected delivery dates and probability of consummation of transaction. This will be used for planning inventory levels and marketing efforts

5.2.2	Forecast frequency shall be scheduled on a mutually agreed upon frequency; see Schedule 4.

6.	Supplier Obligations

6.1	Exclusivity and Non-compete

6.1.1	Subject to the terms and conditions of this Agreement, Supplier appoints Distributor, and Distributor accepts such appointment and agrees to act as Supplier’s exclusive distributor of Suppliers Products. Supplier’s appointment of Distributor is an exclusive appointment to distribute the Products. Supplier shall not, solicit, make sales, of the Products or appoint additional distributors for the Products.

6.2	Shipping and Delivery

6.2.1	The Products shall be delivered by Supplier to Distributor on such terms as the Parties may agree from time to time.

6.2.2	Supplier shall not be liable for any delay in delivery of the Products that is caused by a Force Majeure Event (as described in Section 1, Definitions) or Distributor’s failure to provide Supplier with adequate delivery instructions, or delinquency on payment.

6.2.3	Supplier may deliver the Products by which shall be invoiced and paid for separately.

6.3	Inspection

6.3.1	Distributor shall inspect the Products upon receipt, and reserves the right to reject damaged goods.

6.3.2	The goods rejected by Distributor shall be replaced by Supplier, and Supplier shall bear all risks/costs of the Products and/or materials rejected by Distributor, including but not limited to, the freight expense related to returning damaged products..

6.4	Inventory Management

6.4.1	Distributor and Supplier will agree on lead times and supply capacity on all Products.

6.4.2	Distributor shall use commercially reasonable efforts to maintain its inventory of Products at a level sufficient to meet the demand for Products by Distributor in the Territory.

6.4.3	Distributor and Supplier will work collaboratively to establish a joint forecasting process, and each Party will dedicate a person(s) and/or resource to manage the demand and production forecast in an effort to fully satisfy the sales and marketing opportunity.

6.4.4	Distributor will provide a rolling six (6) month forecast on a monthly basis, and purchase and maintain a minimum of 90 days of inventory based on pre-set pricing, agreed joint forecasts and minimum order quantities.

6.5	Quantity of Products

6.5.1	Supplier undertakes to use its reasonable endeavours to meet all orders for the Products requested by Distributor, in accordance with Supplier’s terms of delivery.

6.5.2	Supplier may exclude one (1) or more of the Products from this Agreement in the event that Product production has been permanently discontinued for any reason.

6.5.3	Supplier may make changes to the specifications of the Products, provided the changes do not adversely affect the quality of the Products.

7.	Title and Risk

7.1	The title and risk in the Products shall pass to Distributor on completion of delivery.

8.	Supplier’s Undertakings

8.1	Supplier undertakes to supply the Products to Distributor for resale in the Territory.

8.2	Consumer Marketing Material and Marketing Fund

8.2.1.	Supplier shall provide Distributor with an annual plan for consumer marketing for Suppliers products each year of this Term, and subsequent Terms, for the following calendar year. The plan to include information about channels, objectives, tactics and creative approach.

8.2.2.	Supplier will create and maintain a current library of images, advertising and product features and benefits, and provide such to Distributor on request.

8.2.3.	Supplier will provide Distributor 3.0% of total annual purchases in the currency used for purchasing for a co-operative marketing fund which will contribute to the marketing plan development;

8.2.4.	Co-operative marketing plans are to be approved by both Parties within the first quarter of Term and subsequent Term years.

8.2.5.	Supplier shall maintain the co-operative marketing funding to implement jointly decided efforts as listed in Schedule 5.

8.2.6.	Co-operative marketing funds shall be utilized for the purposed of this Agreement within and/or before the end of each calendar year of this Term, and any other subsequent Terms.

8.3	New Products and Pricing

8.3.1	Supplier will agree to provide Distributor with the best pricing available and the parties shall agree in writing on the final pricing to distributor. The distributor has the right to challenge pricing but must provide written evidence to support such challenge.

8.3.2	Supplier will provide Distributor three (3) months visibility and input to category, pricing, product and packaging while still in development phase.

8.3.3	Supplier will allow Distributor to provide input on product, pricing and consumer promotion

8.4	Global Opportunities

Supplier may also give an opportunity to the Distributor expansion into new markets (markets in which Distributor operates a wholesale sales operation), outside of Canada. For clarity, the Supplier grants the distributor first right of opportunity for exclusive distribution outside of Canada. This first right shall be offered in writing and shall be subject to a 60 day confidential discovery period in which both parties will use best efforts to reach an agreement.

8.5	Innovation

Supplier has just launched a new line for 2024 and agrees to continue developing new products in accordance with Parties annual marketing plans and provide Distributor with visibility and input.

8.6	Global Standards 1 (“GS1”) and Regulatory Packaging Compliance

8.6.1	If required, Supplier will maintain valid GS1 registered product identification numbers, and will ensure ongoing compliance of GS1 for all products in the Territory. Any costs incurred in establishing GS1 compliance will be assumed by Supplier, and any product recalls/issues arising from non-compliance will be the sole responsibility of Supplier.

8.6.2	Supplier must provide proper and adequate packaging in accordance with best commercial practice(s), to ensure that the Product being delivered to Distributor will be free of damage. Packaging must be adequate to allow for rough handling during transit, exposure to extreme temperatures, salt and precipitation during transit and open storage, with consideration for the type of Product and transportation mode.

8.6.3	Packing, marking and documentation shall comply with the packing guidelines of Distributor as listed below:

(a)	an invoice and packing slips should be included with each shipment;

(b)	individual boxes or cases should be clearly marked with manufacturer part number.

(c)	all Products and/or items must arrive complete and ready for sale;

(d)	for palletized shipments, Supplier must contact the purchasing department of Distributor with shipment specifications so that pick-up arrangements can be made;

(e)	for palletized shipments, the following information must be included:

(i)	Pallet quantity

(ii)	Pallet dimensions, including length, width and height

(iii)	Pallet weight

(iv)	Piece count

(v)	Ti Hi (Tier/High)

(vi)	Special instructions (ie. loading times, loading dock availability, liftgate service needed, et cetera)

(f)	Supplier will send to Distributor tracking information for all shipments as soon as it is available.

8.7	Prices and Payment Terms

8.7.1	All prices will be subject to the Term of this Agreement, unless otherwise agreed upon by Parties. Payment shall be made to Supplier 50% upon PO placement and 50% upon delivery to Distributor.

8.7.2	Any and all expenses, costs and charges incurred by Distributor in the performance of its obligations under this Agreement shall be paid by Distributor, unless Supplier has expressly agreed in advance in writing to pay such expenses, costs and charges.

8.7.3	Interest shall be chargeable on any amounts overdue at the rate of the posted prime rate of the Royal Bank of Canada plus two (2) percent. The interest period shall run from the due date for payment until receipt of the full amount by Supplier whether before or after judgment and without prejudice to any other right or remedy of Supplier.

8.7.4	Marketing funds per Schedule 5 will be paid quarterly at a rate of 3% of purchases made in the qualifying period in the form of credit applied to the subsequent purchase order.

9.	Goods and Services Taxes (“GST”) and other Taxes

9.1	All sums payable under this Agreement, or otherwise payable by any Party to any other Party under this Agreement are exclusive of any GST or other provincial charges, and same shall also be payable as may be applicable, depending on the Product and the relevant jurisdiction.

9.2	All taxes, charges, levies, assessments and other fees of any kind imposed on the purchase or import of the Products shall be the responsibility of, and for the account of Distributor.

10.	Compliance with Laws and Regulations

10.1	Distributor shall be responsible for obtaining any necessary import licences or permits necessary for the Products, or their delivery to Distributor. Distributor shall be responsible for any customs duties, clearance charges, taxes, brokers’ fees and other amounts payable in connection with the importation and delivery of the Products.

11.	Intellectual Property and Marketing

11.1	All intellectual property rights in the Products shall be and shall remain vested in Supplier, or its third- party licensors or suppliers, as the case may be. Supplier shall grant or shall procure that the owner of the Intellectual Property Rights in the Products grants, to Distributor, a licence to the Products for the purpose of this Agreement.

11.2	Distributor will not:

(a)	make any modifications to the Products or their packaging without Suppliers consent;

(b)	alter, remove or tamper with any Trade Marks, numbers, or other means of identification used on or in relation to the Products;

(c)	use any of the Trade Marks or any trade names in connection with any other products or services or as part of the corporate or any trade name of Supplier or in any other way which might prejudice their distinctiveness or validity or the goodwill of Supplier;

(d)	use in relation to the Products any trade marks other than the Trade Marks without obtaining the prior written consent of Supplier;

(e)	register or seek to register any trade mark or trade name or domain name or similar identifier which is identical to or likely to be confused with any of the Trade Marks; or

(f)	commit or permit any act which might damage the Trade Marks or the name or reputation of Supplier or the Products thereof.

11.3	Distributor will not knowingly and/or negligently do or omit to do (or authorize any third party to do) any act which would or might invalidate or be inconsistent with any Intellectual Property Rights of Supplier.

12.	Product Liability and Insurance

12.1	Supplier shall indemnify Distributor against liability arising from defect in the materials or workmanship of the Product, Any reasonable costs, and expenses arising out of or in connection with that liability.

13.	Duration and Termination

13.1	This Agreement begins on the Effective Date and continues for an initial term of 36 months unless sales requirements, as set forth in Schedule 6 , are not met. At the conclusion of the initial term, the Agreement will automatically renew for one (1) year if the requirements set forth on Schedule 6 are met or exceeded.

13.2	Without affecting any other rights that it may be entitled to, either party may give notice in writing to the other terminating this Agreement immediately if:

(a)	the other Party commits a material breach of any material term of this Agreement and (if such breach is remediable) fails to remedy, or reach a mutually acceptable timeline for the resolution of that breach within a period of ten (10) Business Days of being notified in writing to do so; or

(b)	the other Party becomes insolvent, is adjudicated bankrupt, or compounds with, or makes any arrangement with, or makes a general assignment for the benefit of, its creditors;

(c)	the other Party compulsorily or voluntarily enters into liquidation, except for the purposes of a bona fide reconstruction or amalgamation, and with the prior written approval of the first- mentioned Party;

(d)	the other Party has an administrator, examiner, receiver or manager appointed over the whole, or a substantial part, of its undertakings or assets;

(e)	any event occurs, or proceeding is taken, with respect to the other Party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in Clause 13.2(b) to Clause 13.2(d) (inclusive); or

(f)	the other Party suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business.

14.	Effects of Termination

14.1	Termination of this Agreement for any reason shall not affect any rights or liabilities accrued at the date of termination.

14.2	On termination, Supplier shall have the option to buy back from Distributor any stocks of the Products at the wholesale price of the Distributor and failing which Distributor is free to sell out their inventory of the Products.

15.	Confidentiality and Nondisclosure

15.1	Each party undertakes that it shall not at any time during this Agreement and for a period of three (3) years after termination of this Agreement, disclose to any person any confidential information concerning the business, affairs, customers, clients or suppliers of the other Party.

15.2	No Party shall use any other Party’s confidential information for any purpose other than to perform its obligations under this Agreement.

15.3	Supplier and Distributor agree that the Parties have proprietary interest in any information provided to one another, whether in connection with this Agreement or otherwise, whether in written or oral form, which is (i) a trade secret, confidential or proprietary information; (ii) not publicly known; and (iii) annotated by a legend, stamp or other written identification as confidential or proprietary information (hereinafter referred to as “Proprietary Information”). Parties shall disclose the Proprietary Information only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by the Parties to their respective agents and employees shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, the Parties, its agents and employees shall not use the Proprietary Information for any purpose other than in connection with the Parties sale and distribution of the Products in the Territory pursuant to this Agreement.

16.	Force Majeure

A Party shall not be in breach of this Agreement, nor liable for any failure or delay in performance of its obligations under this Agreement arising from or attributable to acts, events, omissions or accidents beyond its reasonable control (a “Force Majeure Event”), including any of the following:

(a)	acts of fire, flood, earthquake, windstorm or other natural disaster;

(b)	war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, breaking off of diplomatic relations or similar actions;

(c)	terrorist attack, civil war, civil commotion or riots;

(d)	nuclear, chemical or biological contamination;

(e)	compliance with any law (including a failure to grant any licence or consent needed or any change in the law or interpretation of the law);

(f)	fire, explosion or accidental damage;

(g)	loss at sea;

(h)	extreme adverse weather conditions;

(i)	collapse of building structures, failure of plant machinery, machinery, computers or vehicles;

(j)	any labour dispute, including strikes, industrial action or lockouts;

(k)	non-performance by suppliers or subcontractors (other than by companies in the same group as the party seeking to rely on this clause); and

(l)	interruption or failure of utility service, including but not limited to electric power, gas or water.

17.	Assignment and Other Dealings Prohibited

17.1	This Agreement is personal to the Parties and no Party shall, without the prior written consent of the other Party (such consent not to be unreasonably conditioned, withheld or delayed), assign, transfer, mortgage, charge or deal in any other manner with this Agreement or any of its rights and obligations under or arising out of this Agreement (or any document referred to in it), or purport to do any of the same. No Party shall sub-contract or delegate in any manner any or all of its obligations under this Agreement to any third party or agent, with the exception of marketing efforts.

17.2	Each Party that has rights under this Agreement is acting on its own behalf and not for the benefit of another person.

18.	Waiver

No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it preclude or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall preclude or restrict the further exercise of that or any other right or remedy.

19.	Severance

19.1	If any provision of this Agreement (or part of any provision) is found by any court or other authority of competent jurisdiction to be invalid, illegal or unenforceable, that provision or part-provision shall, to the extent required, be deemed not to form part of this Agreement, and the validity and enforceability of the other provisions of this Agreement shall not be affected.

19.2	If a provision of this Agreement (or part of any provision) is found illegal, invalid or unenforceable, the provision shall apply with the minimum modification necessary to make it legal, valid and enforceable.

20.	Modifications

Any modifications on any part of this agreement shall be invalid and unenforceable except both parties expressly agree to such in writing.

21.	Notices

21.1	Any notice required to be given under this Agreement, shall be in writing and shall be delivered personally, or sent by registered post or recorded delivery or by commercial courier, to each Party required to receive the notice at its address as set out below:

(a)	Supplier: Daniel Hoff, VPR BRANDS LP, 1141 Sawgrass Corporate Parkway, Sunrise FL , 33323

(b)	Distributor: Mikail Fancy, Turning Point Brands Canada, 3166 Boulevard le Corbusier, Laval Quebec, H7L 4S8

(c)	or as otherwise specified by the relevant Party by notice in writing to each other Party.

21.2	Any notice shall be deemed to have been duly received:

(a)	if delivered personally, when left at the address and for the contact referred to in this clause; or

(b)	if sent by registered post or recorded delivery, at 9:00 am on the fifth Business Day after posting; or

(c)	if delivered by commercial courier, on the date and at the time that the courier’s delivery receipt is signed; or

(d)	if sent by email, at 11:00 am on next Business Day after sending the email.

22.	No Partnership or Agency

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties, constitute any party the agent of another party, nor authorise any party to make or enter into any commitments for or on behalf of any other party.

23.	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute an original of this Agreement, but all the counterparts shall together constitute the same agreement. No counterpart shall be effective until each Party has executed at least one counterpart.

24.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties and supersedes any prior understanding or representation of any kind preceding the date of this Agreement. There are no other promises, conditions, understandings or other agreements, whether written or oral, relating to the subject matter of this Agreement.

25.	Binding Agreement

The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the Parties hereto.

26.	Governing Law and Jurisdiction

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of Broward County Florida.

IN WITNESS whereof the Parties have executed this agreement, the day and year first above written.

DISTRIBUTOR (or on behalf of the Company)	SUPPLIER (VPR BRANDS, LP)

Mikail Fancy	Kevin Frija
Name (please print)	Name (please print)

Title:	COO	Title:	CEO

Address: 3166 Boulevard le Corbusier, Laval Quebec, H7L 4S8	Address:1141 Sawgrass Corporate Parkway, Sunrise FL 33323

Signature	Signature

Witness Signature	Witness Signature

Schedule 1 - Products

ITEM	SKU	UPC	COLOR	MSRP

RIPPER ERIG	H145	850039880995	BLACK	$149.99
HRB	H147	850039880988	BLACK	$88.00
DAB TEMP	H146	850039880827	BLACK	$59.99
PLASMA GQ	H002-BLK	812363026463	BLACK	$99.99
PYRAMID	H141-BLK	850039880599	BLACK	$30.00
DUO	H148	850039880834	BLACK	$29.99
BEEKEEPER STICK	H130	812363029914	BLACK	$29.99
POCKET PLASMA	H149	850039880865	BLACK	$40.00
NANO DABBER	H103-BLK	812363028573	BLACK	$24.99
NANO DABBER	H103-PUR	812363028573	PURPLE	$24.99
NANO DABBER	H103-RED	812363028573	RED	$24.99
NANO DABBER	H103-BLU	812363028573	BLUE	$24.99
NANO DABBER	H103	812363028573	SILVER	$24.99
NANO DABBER	H103-CAMO	812363028573	CAMO	$24.99
TRIGON 510 BATTERY	H133-BLK	850039880278	BLACK	$19.99
TRIGON 510 BATTERY	H133-MULTI	850039880865	MULTI	$19.99
TRIGON 510 BATTERY	H133-SLV	850039880285	SILVER	$19.99
TRIGON 510 BATTERY	H133-CAMO	850039880414	CAMO	$19.99
QUATTRO 510 BATTERY	H132-BLK	812363029952	BLACK	$19.99
QUATTRO 510 BATTERY	H132-BLU	812363029969	BLUE	$19.99
QUATTRO 510 BATTERY	H132-MULTI	812363029983	MULTI	$19.99
QUATTRO 510 BATTERY	H132-RED	812363029938	RED	$19.99
QUATTRO 510 BATTERY	H132-CAMO	812363029976	CAMO	$19.99
HONEYSTICK 510 TWIST	H094-BLM	850039880452	BLK-RG	$11.99
HONEYSTICK 510 TWIST	H094-MULTI	812363028078	MULTI	$11.99
HONEYSTICK 510 TWIST	H094-SLV	812363027439	STAINLESS	$11.99
HONEYSTICK 510 TWIST	H094-RED	812363027408	RED	$11.99
HONEYSTICK 510 TWIST	H094-BLU	812363027422	BLUE	$11.99
HONEYSTICK 510 TWIST	H094_PUR	850039880476	PURPLE	$11.99
HONEYSTICK 510 TWIST	H094_CAMO	850039880445	CAMO	$11.99
HONEYSTICK 510 TWIST	H094-BLK	812363027415	BLACK	$11.99
NEW GEN AUTO DRAW 510	H153-BLK	850051951888	BLACK	$19.99
VV BUTTONLESS 510	H114-BLK	812363028979	BLACK	$20.00
VV BUTTONLESS 510	H114-MULTI	812363028979	MULTI	$20.00
BEEKEEPER CONCEALER	H019-BLK	812363025169	BLACK	$20.00
BEEKEEPER CONCEALER	H019-MULTI	812363026760	MULTI	$20.00
AEROBEE NANO	H152	850039880858	BLACK	$38.00
BOX CLEAR CONCEALER	H150-BLK	850039880896	BLACK	$29.99
BOX CLEAR CONCEALER	H150-GRN	850039880940	GREEN	$29.99
BOX CLEAR CONCEALER	H150-ORG	850039880971	ORANGE	$29.99
BOX CLEAR CONCEALER	H150-BLU	850039880933	BLUE	$29.99
BOX CLEAR CONCEALER	H150-RED	850039880957	RED	$29.99
STICK CLEAR CONCEALER	H151-BLK	850051951932	BLACK	$29.99
STICK CLEAR CONCEALER	H151-GRN	850051951963	GREEN	$29.99
STICK CLEAR CONCEALER	H151-BLU	850051951949	BLUE	$29.99
STICK CLEAR CONCEALER	H151-RED	850051951956	RED	$29.99
STICK CLEAR CONCEALER	H151-PUR	850039880964	PURPLE	$29.99
HONEYSTICK TACTICAL VAPE			BLK	$38.00
HONEYSTICK TACTICAL VAPE			GRADIENT	$38.00
HONEYSTICK TACTICAL VAPE			MULTI	$38.00

Schedule 2 - Territory:

COUNTRY: CANADA

Schedule 3 - Pricing:

Core Skus	Price

Nano Dabber	$5.50
Twist	$2.78
Twist Multi Color	$2.85
Elf Stick	$2.50
VV Buttonless BLK	$2.85
VV Buttonless Multi	$2.95
Elf Concealer	$5.75

New Products	Price

Quattro	$3.45
Dab Tools	$5.75
Quattro Camo & Muti	$3.60
Trigon	$4.00
Trigon Camo / Multi	$4.25
Beekeeper Stick	$11.50
Box Concealer NEW	$5.95
Stick Concealer NEW	$5.95
PYRAMID	$6.15
DUO	$6.95
Ripper Erig	$48.00
HRB	$27.00
Dab Temp	$18.00
Pocket Plasma	$12.50
Plasma GQ	$33.00
Tactical 510	$12.00
NEW GEN AUTO	$3.75
Aerobee Nano	$12.50

Schedule 4 – Sales Forecast Schedule

Schedule 5 – Marketing Funds:

YEAR	Dollar Amount
2024	$66,000.00
2025	$71,850.00
2026	$79,200.00

Schedule 6 – Minimum Sales Targets:

Sales Period	Dollar Amount

Q1 2024	$450,000.00
Q2 2024	$550,000.00
Q3 2024	$550,000.00
Q4 2024	$650,000.00
Q1 2025	$495,000.00
Q2 2025	$600,000.00
Q3 2025	$600,000.00
Q4 2025	$700,000.00
Q1 2026	$550,000.00
Q2 2026	$660,000.00
Q3 2026	$660,000.00
Q4 2026	$770,000.00